RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2003-S14 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S14

     $ 366,474                  0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated July 24, 2003
                                       to
                         Prospectus dated July 24, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated July 24, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
540 - 559 .......................             2    $      271,609            0.19%    $   135,804        53.90%
560 - 579 .......................             2           479,898            0.34         239,949        46.65
580 - 599 .......................             4           508,546            0.36         127,137        46.92
600 - 619 .......................             2           505,455            0.36         252,727        56.15
620 - 639 .......................             5           977,247            0.69         195,449        53.57
640 - 659 .......................             8         2,383,585            1.68         297,948        62.23
660 - 679 .......................             9         3,123,651            2.20         347,072        53.47
680 - 699 .......................            24         7,693,979            5.42         320,582        59.04
700 - 719 .......................            38        12,554,723            8.85         330,387        59.35
720 - 739 .......................            28         9,593,143            6.76         342,612        60.85
740 - 759 .......................            47        17,628,624           12.42         375,077        58.26
760 - 779 .......................            56        22,265,881           15.69         397,605        55.82
780 - 799 .......................            93        36,780,117           25.92         395,485        54.50
800 or greater ..................            76        26,883,790           18.95         353,734        52.71
                                            ---    --------------          ------     -----------        -----
Subtotal with Credit Score ......           394    $  141,650,248           99.84%    $   359,518        56.00%
Not Available ...................             1           232,740            0.16         232,740        39.00
                                            ---    --------------          ------     -----------        -----
Total ...........................           395    $  141,882,988          100.00%    $   359,197        55.97%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 760.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.





                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
4.750 - 4.874 ...................             3    $    1,463,420            1.03%    $   487,807           778        57.44%
4.875 - 4.999 ...................            16         6,572,124            4.63         410,758           752        53.44
5.000 - 5.124 ...................            26        12,198,504            8.60         469,173           760        49.53
5.125 - 5.249 ...................            52        18,877,024           13.30         363,020           752        53.59
5.250 - 5.374 ...................           114        42,610,551           30.03         373,777           765        55.83
5.375 - 5.499 ...................           115        41,420,809           29.19         360,181           765        59.19
5.500 - 5.624 ...................            45        12,204,685            8.60         271,215           750        53.09
5.625 - 5.749 ...................            13         3,882,129            2.74         298,625           743        63.43
5.750 - 5.874 ...................             9         2,193,113            1.55         243,679           758        61.39
5.875 - 5.999 ...................             2           460,628            0.32         230,314           773        66.22
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           395    $  141,882,988          100.00%    $   359,197           760        55.97%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average mortgage rate was approximately 5.2677% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
100,000 or less .................            20    $    1,338,828            0.94%    $    66,941           722        52.13%
100,001 to 200,000 ..............            40         5,301,108            3.74         132,528           717        54.63
200,001 to 300,000 ..............            43        10,001,079            7.05         232,583           757        56.66
300,001 to 400,000 ..............           109        35,186,797           24.80         322,815           760        57.93
400,001 to 500,000 ..............            84        33,449,279           23.58         398,206           760        56.98
500,001 to 600,000 ..............            58        29,356,424           20.69         506,145           766        55.44
600,001 to 700,000 ..............            23        13,105,621            9.24         569,810           763        55.14
700,001 to 800,000 ..............             8         5,510,216            3.88         688,777           786        54.79
800,001 to 900,000 ..............             2         1,570,818            1.11         785,409           726        45.62
900,001 to 1,000,000 ............             8         7,062,817            4.98         882,852           769        49.12
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           395    $  141,882,988          100.00%    $   359,197           760        55.97%
                                            ===    ==============          ======





                                                 ORIGINAL LTV RATIOS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
---------------------------------   -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ...................           136    $   48,959,415           34.51%    $   359,996          765
50.01 - 55.00 ...................            45        14,690,755           10.35         326,461          752
55.01 - 60.00 ...................            42        16,693,086           11.77         397,454          773
60.01 - 65.00 ...................            61        23,069,557           16.26         378,189          764
65.01 - 70.00 ...................            38        14,609,968           10.30         384,473          752
70.01 - 75.00 ...................            39        12,601,898            8.88         323,126          755
75.01 - 80.00 ...................            29        10,197,468            7.19         351,637          740
80.01 - 85.00 ...................             2           407,369            0.29         203,685          774
85.01 - 90.00 ...................             1           446,909            0.31         446,909          784
90.01 - 95.00 ...................             2           206,562            0.15         103,281          740
                                            ---    --------------          ------     -----------          ---
Total ...........................           395    $  141,882,988          100.00%    $   359,197          760
                                            ===    ==============          ======


The weighted average LTV ratio at origination of the mortgage loans was approximately 55.97%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Alabama .........................             1    $       80,716            0.06%    $    80,716           686        95.00%
Arizona .........................             6         1,842,979            1.30         307,163           777        67.61
California ......................           180        70,123,995           49.42         389,578           767        53.78
Colorado ........................             8         2,311,381            1.63         288,923           752        58.71
Connecticut .....................             3           445,413            0.31         148,471           711        58.05
District of Columbia ............             3         1,618,238            1.14         539,413           793        59.79
Florida .........................            12         3,435,473            2.42         286,289           753        62.11
Georgia .........................             4         2,163,076            1.52         540,769           762        52.98
Hawaii ..........................             2           939,168            0.66         469,584           814        59.73
Illinois ........................            12         4,512,444            3.18         376,037           767        51.52
Kentucky ........................             3         1,268,892            0.89         422,964           761        69.01
Louisiana .......................             2           476,846            0.34         238,423           770        65.59
Massachusetts ...................            10         4,052,012            2.86         405,201           746        41.67
Maryland ........................            18         6,034,925            4.25         335,274           766        65.15
Michigan ........................            16         5,895,336            4.16         368,459           759        53.07
Minnesota .......................             3           469,066            0.33         156,355           754        54.45
Missouri ........................             1           295,240            0.21         295,240           651        80.00
North Carolina ..................             6         1,400,293            0.99         233,382           734        65.30
New Hampshire ...................             1           161,066            0.11         161,066           548        60.00
New Jersey ......................            12         3,421,640            2.41         285,137           751        53.59
New Mexico ......................             1           294,598            0.21         294,598           794        78.00
Nevada ..........................             2         1,245,178            0.88         622,589           716        51.26
New York ........................            15         3,606,489            2.54         240,433           748        51.07
Ohio ............................             1           489,196            0.34         489,196           772        64.00
Oklahoma ........................             3         1,108,421            0.78         369,474           768        62.64
Oregon ..........................             4           853,511            0.60         213,378           708        56.14
Pennsylvania ....................             4         1,481,873            1.04         370,468           685        65.87
South Carolina ..................             3           630,902            0.44         210,301           726        49.56
Tennessee .......................             4         1,027,050            0.72         256,762           741        72.02
Texas ...........................            38        13,431,829            9.47         353,469           758        62.24
Utah ............................             1           538,067            0.38         538,067           803        28.00
Virginia ........................             6         2,096,498            1.48         349,416           750        60.48
Washington ......................             8         3,224,253            2.27         403,032           747        58.00
Wisconsin .......................             2           906,924            0.64         453,462           735        52.78
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           395    $  141,882,988          100.00%    $   359,197           760        55.97%
                                            ===    ==============          ======


         No more than 2.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.





                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Purchase ........................            17    $    6,417,016            4.52%    $   377,472           765        68.20%
Rate/Term Refinance .............           292       110,568,956           77.93         378,661           762        55.10
Equity Refinance ................            86        24,897,017           17.55         289,500           750        56.66
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           395    $  141,882,988          100.00%    $   359,197           760        55.97%
                                            ===    ==============          ======



                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation ..............           277    $  101,644,294           71.64%    $   366,947           761        57.01%
Reduced Documentation ...........           118        40,238,694           28.36         341,006           759        53.33
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           395    $  141,882,988          100.00%    $   359,197           760        55.97%
                                            ===    ==============          ======


         No more than 50.3% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 21.0% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.





                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ...............           388    $  139,178,167           98.09%    $   358,707           761        55.85%
Second/Vacation .................             7         2,704,820            1.91         386,403           743        62.18
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           395    $  141,882,988          100.00%    $   359,197           760        55.97%
                                            ===    ==============          ======





                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Single-family detached ..........           305    $  109,343,870           77.07%    $   358,504           763        55.73%
Planned Unit Developments
(detached) ......................            69        26,066,838           18.37         377,780           752        56.80
Condo Low-Rise (less than 5
stories) ........................            10         2,815,938            1.98         281,594           751        58.67
Two-to-four family units ........             5         1,414,873            1.00         282,975           726        54.65
Planned Unit Developments
(attached) ......................             3         1,056,285            0.74         352,095           804        65.54
Townhouse .......................             1           721,516            0.51         721,516           790        56.00
Condo Mid-Rise (5 to 8 stories)               1           375,704            0.26         375,704           653        36.00
Condo High-Rise (9 stories or
more) ...........................             1            87,964            0.06          87,964           691         9.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           395    $  141,882,988          100.00%    $   359,197           760        55.97%
                                            ===    ==============          ======


                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
4.470 ...........................             3    $    1,463,420            1.03%    $   487,807           778        57.44%
4.595 ...........................            15         6,177,474            4.35         411,832           759        51.81
4.710 ...........................             1           394,650            0.28         394,650           643        79.00
4.720 ...........................            26        12,198,504            8.60         469,173           760        49.53
                                             --    --------------           -----     -----------           ---        -----
Total ...........................            45    $   20,234,049           14.26%    $   449,646           759        51.37%
                                             ==    ==============           =====


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.819764638%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                       CLASS A-P CERTIFICATES
                                                           --------------------------------------------------
                                                            0%        100%      250%        400%         500%
                                                           ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................    100%       100%      100%        100%         100%
April 2006.............................................     94         89        81          73           68
April 2007.............................................     89         79        65          52           44
April 2008.............................................     82         69        51          37           29
April 2009.............................................     76         60        40          26           19
April 2010.............................................     69         51        31          18           12
April 2011.............................................     62         43        24          12            7
April 2012.............................................     55         35        18           8            5
April 2013.............................................     47         29        13           5            3
April 2014.............................................     38         22         9           3            2
April 2015.............................................     30         16         6           2            1
April 2016.............................................     21         10         3           1            *
April 2017.............................................     11          5         2           *            *
April 2018.............................................      1          *         *           *            *
April 2019.............................................      0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........      7.3        5.6       3.9         2.9          2.4


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                               ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $20,293,761.94        $122,438,302.95
Weighted average mortgage rate .................         4.9433639546%                 5.322%
Weighted average servicing fee rate.............         0.2800000000%                0.3300%
Weighted average original term to maturity
(months) .......................................                  180                    180
Weighted average remaining term
to maturity (months) ...........................                  157                    154

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%            400%            500%
------------------------------         ----             ----            ----            ----            ----
$288,312......................         3.6%             4.8%            7.0%            9.7%            11.8%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  -----------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -----------------------------------------------------------------------------------------
                                                                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio ............   159,458    $ 41,799,848       156,842    $ 41,837,077       142,330    $ 38,092,093
Period of Delinquency
   30 to 59 days ................     2,081         485,414         2,147         488,965         1,968         469,058
   60 to 89 days ................       297          66,720           336          72,625           327          75,698
   90 days or more ..............       301          69,148           307          68,860           333          76,136
Foreclosures Pending ............       419         100,940           340          81,219           350          91,964
Total Delinquent Loans ..........     3,098    $    722,221         3,130    $    711,669         2,978    $    712,856
Percent of Loan
    Portfolio ...................     1.943%          1.728%        1.996%          1.701%        2.092%          1.871%

[TABLE CONTINUED]


                                      AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                     BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                      OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                     LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  --------------------------------------------------------------------------------------
Total Loan Portfolio ............   104,754    $ 29,652,506        61,336    $ 19,562,648        51,674    $ 17,633,235
Period of Delinquency
   30 to 59 days ................     1,391         350,118           813         202,438           354         101,882
   60 to 89 days ................       256          59,355           180          37,722            80          18,514
   90 days or more ..............       277          67,047           229          51,671            99          22,840
Foreclosures Pending ............       333          80,326           243          58,402           139          31,349
Total Delinquent Loans ..........     2,257    $    556,846         1,465    $    350,233           672    $    174,585
Percent of Loan
    Portfolio ...................     2.155%          1.878%        2.388%          1.790%        1.300%          0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  -----------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -----------------------------------------------------------------------------------------
                                                                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio ............    31,572    $  5,733,023        29,442    $  5,424,670        26,174    $  4,923,160
Period of Delinquency
   30 to 59 days ................       476          87,173           481          80,450           436          72,245
   60 to 89 days ................        72          13,317            85          14,464            71          13,138
   90 days or more ..............        68          14,146            57          12,443            64          12,292
Foreclosures Pending ............       113          23,846            87          17,435            79          22,361
Total Delinquent Loans ..........       729    $    138,482           710    $    124,791           650    $    120,036
Percent of Loan
    Portfolio ...................     2.309%          2.416%        2.412%          2.300%        2.483%          2.438%

[TABLE CONTINUED]


                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  -------------------------------------------------------------------------------------
                                    BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -------------------------------------------------------------------------------------
Total Loan Portfolio ............   20,813    $  4,388,764        15,134    $  3,902,833        12,980    $  3,701,651
Period of Delinquency
   30 to 59 days ................      303          56,489           221          45,326            80          18,542
   60 to 89 days ................       62          12,354            38           7,098            21           4,011
   90 days or more ..............       66          16,163            55           9,585            15           2,980
Foreclosures Pending ............       68          14,099            53          11,232            26           5,253
Total Delinquent Loans ..........      499    $     99,105           367    $     73,241           142    $     30,786
Percent of Loan
    Portfolio ...................    2.398%          2.258%        2.425%          1.877%        1.094%          0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance .......    $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans ................    $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans .....    $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio ..........               0.088%               0.043%               0.031%               0.047%
Gross Loss ......................    $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio ................               0.014%               0.040%               0.022%               0.017%
Covered Loss ....................    $          3,549     $          6,438     $          5,451     $          3,056
Net Loss ........................    $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio ..................               0.006%               0.024%               0.009%               0.008%
Excess Recovery .................    $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $     19,562,648     $     17,633,235
Average Portfolio Balance .......    $     23,080,737     $     17,999,485
Foreclosed Loans ................    $          9,435     $          2,109
Liquidated Foreclosed Loans .....    $         28,302     $         16,609
Foreclosed Loans Ratio ..........               0.048%               0.012%
Gross Loss ......................    $          5,331     $          2,922
Gross Loss Ratio ................               0.023%               0.016%
Covered Loss ....................    $          4,219     $          1,648
Net Loss ........................    $          1,112     $          1,274
Net Loss Ratio ..................               0.005%               0.007%
Excess Recovery .................    $             18     $             68





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $      5,733,023     $      5,424,670     $      4,923,160     $      4,388,764
Average Portfolio Balance .......    $      6,483,857     $      5,497,288     $      5,208,164     $      4,572,334
Foreclosed Loans ................    $          7,705     $          2,749     $            841     $          3,323
Liquidated Foreclosed Loans .....    $          7,487     $         10,220     $          5,253     $          3,685
Foreclosed Loans Ratio ..........               0.134%               0.051%               0.017%               0.076%
Gross Loss ......................    $          1,142     $          4,343     $          1,657     $          1,047
Gross Loss Ratio ................               0.018%               0.079%               0.032%               0.023%
Covered Loss ....................    $            561     $            895     $          1,202     $            462
Net Loss ........................    $            581     $          3,449     $            456     $            585
Net Loss Ratio ..................               0.009%               0.063%               0.009%               0.013%
Excess Recovery .................    $            148     $             25     $              0     $              0

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $      3,902,833     $      3,701,651
Average Portfolio Balance .......    $      4,082,685     $      3,702,764
Foreclosed Loans ................    $          2,051     $            798
Liquidated Foreclosed Loans .....    $          5,319     $          2,680
Foreclosed Loans Ratio ..........               0.053%               0.022%
Gross Loss ......................    $          1,473     $            581
Gross Loss Ratio ................               0.036%               0.016%
Covered Loss ....................    $            884     $            227
Net Loss ........................    $            589     $            353
Net Loss Ratio ..................               0.014%               0.010%
Excess Recovery .................    $              0     $             15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                  APPENDIX A


                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:18                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14(POOL #  4718)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4718
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XAA1    75,000,000.00  54,788,928.21     2.817500  %    315,978.98
A-2     76111XAB9    71,226,131.00  52,032,045.04     8.470833  %    300,079.47
A-3     76111XAC7             0.00           0.00     0.100000  %          0.00
A-4     76111XAD5     9,996,650.00   7,302,743.19     0.000000  %     42,116.42
A-5     76111AXE3    41,535,219.00  30,342,268.42     2.817500  %    174,990.08
A-6     76111XAF0     2,175,000.00   1,588,878.92     2.817504  %      9,163.39
A-P     76111XAG8       437,559.49     379,019.96     0.000000  %      1,980.47
A-V     76111XAH6             0.00           0.00     0.207098  %          0.00
R-I     76111XAJ2           100.00           0.00     4.750000  %          0.00
R-II    76111XAK9           100.00           0.00     4.750000  %          0.00
M-1     76111XAL7       912,300.00     852,402.46     4.750000  %      3,797.51
M-2     76111XAM5       405,200.00     378,596.38     4.750000  %      1,686.67
M-3     76111XAN3       405,200.00     378,596.38     4.750000  %      1,686.67
B-1     76111XAP8       202,600.00     189,298.19     4.750000  %        843.34
B-2     76111XAQ6       101,400.00      94,742.53     4.750000  %        422.08
B-3     76111XAR4       202,616.16     189,313.29     4.750000  %        843.40

-------------------------------------------------------------------------------
                  202,600,075.65   148,516,832.97                    853,588.48
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       128,639.84    444,618.82            0.00       0.00     54,472,949.23
A-2       367,295.65    667,375.12            0.00       0.00     51,731,965.57
A-3         7,226.67      7,226.67            0.00       0.00              0.00
A-4             0.00     42,116.42            0.00       0.00      7,260,626.77
A-5        71,241.12    246,231.20            0.00       0.00     30,167,278.34
A-6         3,730.56     12,893.95            0.00       0.00      1,579,715.53
A-P             0.00      1,980.47            0.00       0.00        377,039.49
A-V        25,631.27     25,631.27            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         3,374.09      7,171.60            0.00       0.00        848,604.95
M-2         1,498.61      3,185.28            0.00       0.00        376,909.71
M-3         1,498.61      3,185.28            0.00       0.00        376,909.71
B-1           749.31      1,592.65            0.00       0.00        188,454.85
B-2           375.02        797.10            0.00       0.00         94,320.45
B-3           749.37      1,592.77            0.00       0.00        188,469.89

-------------------------------------------------------------------------------
          612,010.12  1,465,598.60            0.00       0.00    147,663,244.49
===============================================================================

















































Run:        04/26/05     10:05:18
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14(POOL #  4718)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4718
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     730.519043    4.213053     1.715198     5.928251   0.000000  726.305990
A-2     730.519043    4.213053     5.156754     9.369807   0.000000  726.305990
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     730.519043    4.213053     0.000000     4.213053   0.000000  726.305990
A-5     730.519043    4.213053     1.715198     5.928251   0.000000  726.305990
A-6     730.519043    4.213053     1.715200     5.928253   0.000000  726.305990
A-P     866.213551    4.526173     0.000000     4.526173   0.000000  861.687378
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     934.344475    4.162567     3.698443     7.861010   0.000000  930.181908
M-2     934.344470    4.162562     3.698445     7.861007   0.000000  930.181908
M-3     934.344470    4.162562     3.698445     7.861007   0.000000  930.181908
B-1     934.344494    4.162586     3.698470     7.861056   0.000000  930.181908
B-2     934.344433    4.162525     3.698422     7.860947   0.000000  930.181908
B-3     934.344459    4.162551     3.698471     7.861022   0.000000  930.181908

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:18                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14 (POOL #  4718)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4718
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,901.05
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,031.12

SUBSERVICER ADVANCES THIS MONTH                                        4,599.11
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     548,559.23

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     147,663,244.49

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          406

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      191,904.98

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.59391100 %     1.08655200 %    0.31872080 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.59208200 %     1.08518838 %    0.31995200 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,585,600.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,065,200.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.26787994
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              157.30

POOL TRADING FACTOR:                                                72.88410136

Run:        04/26/05     11:15:32                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14(POOL #  4718)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4718
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XAA1    75,000,000.00  54,472,949.23     2.930000  %  1,244,965.81
A-2     76111XAB9    71,226,131.00  51,731,965.57     8.283333  %  1,182,321.30
A-3     76111XAC7             0.00           0.00     0.100000  %          0.00
A-4     76111XAD5     9,996,650.00   7,260,626.77     0.000000  %    165,939.83
A-5     76111AXE3    41,535,219.00  30,167,278.34     2.930000  %    689,465.70
A-6     76111XAF0     2,175,000.00   1,579,715.53     2.930001  %     36,104.01
A-P     76111XAG8       437,559.49     377,039.49     0.000000  %      1,841.65
A-V     76111XAH6             0.00           0.00     0.207045  %          0.00
R-I     76111XAJ2           100.00           0.00     4.750000  %          0.00
R-II    76111XAK9           100.00           0.00     4.750000  %          0.00
M-1     76111XAL7       912,300.00     848,604.95     4.750000  %      3,778.10
M-2     76111XAM5       405,200.00     376,909.71     4.750000  %      1,678.05
M-3     76111XAN3       405,200.00     376,909.71     4.750000  %      1,678.05
B-1     76111XAP8       202,600.00     188,454.85     4.750000  %        839.02
B-2     76111XAQ6       101,400.00      94,320.45     4.750000  %        419.93
B-3     76111XAR4       202,616.16     188,469.89     4.750000  %        839.10

-------------------------------------------------------------------------------
                  202,600,075.65   147,663,244.49                  3,329,870.55
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       133,004.78  1,377,970.59            0.00       0.00     53,227,983.42
A-2       357,094.26  1,539,415.56            0.00       0.00     50,549,644.27
A-3         7,185.00      7,185.00            0.00       0.00              0.00
A-4             0.00    165,939.83            0.00       0.00      7,094,686.94
A-5        73,658.44    763,124.14            0.00       0.00     29,477,812.64
A-6         3,857.14     39,961.15            0.00       0.00      1,543,611.52
A-P             0.00      1,841.65            0.00       0.00        375,197.84
A-V        25,477.40     25,477.40            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         3,359.06      7,137.16            0.00       0.00        844,826.85
M-2         1,491.93      3,169.98            0.00       0.00        375,231.66
M-3         1,491.93      3,169.98            0.00       0.00        375,231.66
B-1           745.97      1,584.99            0.00       0.00        187,615.83
B-2           373.35        793.28            0.00       0.00         93,900.52
B-3           746.03      1,585.13            0.00       0.00        187,630.79

-------------------------------------------------------------------------------
          608,485.29  3,938,355.84            0.00       0.00    144,333,373.94
===============================================================================

















































Run:        04/26/05     11:15:32
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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14(POOL #  4718)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4718
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     726.305990   16.599544     1.773397    18.372941   0.000000  709.706446
A-2     726.305990   16.599544     5.013529    21.613073   0.000000  709.706446
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     726.305989   16.599544     0.000000    16.599544   0.000000  709.706446
A-5     726.305990   16.599544     1.773397    18.372941   0.000000  709.706446
A-6     726.305990   16.599545     1.773398    18.372943   0.000000  709.706446
A-P     861.687388    4.208913     0.000000     4.208913   0.000000  857.478474
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     930.181907    4.141291     3.681969     7.823260   0.000000  926.040616
M-2     930.181904    4.141288     3.681960     7.823248   0.000000  926.040616
M-3     930.181904    4.141288     3.681960     7.823248   0.000000  926.040616
B-1     930.181929    4.141313     3.681984     7.823297   0.000000  926.040616
B-2     930.181937    4.141321     3.681953     7.823274   0.000000  926.040616
B-3     930.181895    4.141279     3.681987     7.823266   0.000000  926.040616

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14 (POOL #  4718)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4718
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,693.76
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,560.55

SUBSERVICER ADVANCES THIS MONTH                                        6,675.05
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     739,659.39

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     144,333,373.94

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          400

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,672,405.15

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.59208200 %     1.08796600 %    0.31913510 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.56594600 %     1.10528156 %    0.32589130 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,585,600.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,065,200.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.26748535
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              156.10

POOL TRADING FACTOR:                                                71.24053309

Run:        04/07/05     11:35:28                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14(POOL #  4718)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4718
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XAA1    75,000,000.00  53,227,983.42     3.050000  %    595,278.01
A-2     76111XAB9    71,226,131.00  50,549,644.27     8.083333  %    565,324.66
A-3     76111XAC7             0.00           0.00     0.100000  %          0.00
A-4     76111XAD5     9,996,650.00   7,094,686.94     0.000000  %     79,343.81
A-5     76111AXE3    41,535,219.00  29,477,812.64     3.050000  %    329,666.70
A-6     76111XAF0     2,175,000.00   1,543,611.52     3.050003  %     17,263.06
A-P     76111XAG8       437,559.49     375,197.84     0.000000  %      5,056.52
A-V     76111XAH6             0.00           0.00     0.206997  %          0.00
R-I     76111XAJ2           100.00           0.00     4.750000  %          0.00
R-II    76111XAK9           100.00           0.00     4.750000  %          0.00
M-1     76111XAL7       912,300.00     844,826.85     4.750000  %      3,837.04
M-2     76111XAM5       405,200.00     375,231.66     4.750000  %      1,704.24
M-3     76111XAN3       405,200.00     375,231.66     4.750000  %      1,704.24
B-1     76111XAP8       202,600.00     187,615.83     4.750000  %        852.12
B-2     76111XAQ6       101,400.00      93,900.52     4.750000  %        426.48
B-3     76111XAR4       202,616.16     187,630.79     4.750000  %        852.18

-------------------------------------------------------------------------------
                  202,600,075.65   144,333,373.94                  1,601,309.06
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       135,287.79    730,565.80            0.00       0.00     52,632,705.41
A-2       340,508.02    905,832.68            0.00       0.00     49,984,319.61
A-3         7,020.78      7,020.78            0.00       0.00              0.00
A-4             0.00     79,343.81            0.00       0.00      7,015,343.13
A-5        74,922.77    404,589.47            0.00       0.00     29,148,145.94
A-6         3,923.35     21,186.41            0.00       0.00      1,526,348.46
A-P             0.00      5,056.52            0.00       0.00        370,141.32
A-V        24,897.19     24,897.19            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         3,344.11      7,181.15            0.00       0.00        840,989.81
M-2         1,485.29      3,189.53            0.00       0.00        373,527.42
M-3         1,485.29      3,189.53            0.00       0.00        373,527.42
B-1           742.65      1,594.77            0.00       0.00        186,763.71
B-2           371.69        798.17            0.00       0.00         93,474.04
B-3           742.71      1,594.89            0.00       0.00        186,778.61

-------------------------------------------------------------------------------
          594,731.64  2,196,040.70            0.00       0.00    142,732,064.88
===============================================================================

















































Run:        04/07/05     11:35:28
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14(POOL #  4718)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4718
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     709.706446    7.937040     1.803837     9.740877   0.000000  701.769406
A-2     709.706446    7.937040     4.780661    12.717701   0.000000  701.769406
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     709.706445    7.937040     0.000000     7.937040   0.000000  701.769406
A-5     709.706446    7.937040     1.803837     9.740877   0.000000  701.769406
A-6     709.706445    7.937039     1.803839     9.740878   0.000000  701.769406
A-P     857.478474   11.556189     0.000000    11.556189   0.000000  845.922286
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     926.040618    4.205908     3.665581     7.871489   0.000000  921.834710
M-2     926.040608    4.205898     3.665573     7.871471   0.000000  921.834710
M-3     926.040608    4.205898     3.665573     7.871471   0.000000  921.834710
B-1     926.040633    4.205923     3.665597     7.871520   0.000000  921.834710
B-2     926.040627    4.205917     3.665582     7.871499   0.000000  921.834710
B-3     926.040594    4.205884     3.665601     7.871485   0.000000  921.834710

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:28                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14 (POOL #  4718)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4718
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,032.53
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,527.91

SUBSERVICER ADVANCES THIS MONTH                                       12,785.39
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,545,699.39

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     142,732,064.89

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          397

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      945,755.30

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.56594600 %     1.10816200 %    0.32504410 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.55645300 %     1.11260539 %    0.32804860 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,585,600.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,065,200.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.26814206
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              155.10

POOL TRADING FACTOR:                                                70.45015380

Run:        04/25/05     12:25:18                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14(POOL #  4718)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4718
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XAA1    75,000,000.00  52,632,705.41     3.250000  %    920,060.71
A-2     76111XAB9    71,226,131.00  49,984,319.61     7.750000  %    873,764.86
A-3     76111XAC7             0.00           0.00     0.100000  %          0.00
A-4     76111XAD5     9,996,650.00   7,015,343.13     0.000000  %    122,633.67
A-5     76111AXE3    41,535,219.00  29,148,145.94     3.250000  %    509,532.30
A-6     76111XAF0     2,175,000.00   1,526,348.46     3.250000  %     26,681.76
A-P     76111XAG8       437,559.49     370,141.32     0.000000  %      3,666.96
A-V     76111XAH6             0.00           0.00     0.207569  %          0.00
R-I     76111XAJ2           100.00           0.00     4.750000  %          0.00
R-II    76111XAK9           100.00           0.00     4.750000  %          0.00
M-1     76111XAL7       912,300.00     840,989.81     4.750000  %      3,843.51
M-2     76111XAM5       405,200.00     373,527.42     4.750000  %      1,707.10
M-3     76111XAN3       405,200.00     373,527.42     4.750000  %      1,707.10
B-1     76111XAP8       202,600.00     186,763.71     4.750000  %        853.55
B-2     76111XAQ6       101,400.00      93,474.04     4.750000  %        427.20
B-3     76111XAR4       202,616.16     186,778.61     4.750000  %        853.62

-------------------------------------------------------------------------------
                  202,600,075.65   142,732,064.88                  2,465,732.34
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       142,546.91  1,062,607.62            0.00       0.00     51,712,644.70
A-2       322,815.40  1,196,580.26            0.00       0.00     49,110,554.75
A-3         6,942.27      6,942.27            0.00       0.00              0.00
A-4             0.00    122,633.67            0.00       0.00      6,892,709.46
A-5        78,942.90    588,475.20            0.00       0.00     28,638,613.64
A-6         4,133.86     30,815.62            0.00       0.00      1,499,666.70
A-P             0.00      3,666.96            0.00       0.00        366,474.36
A-V        24,688.97     24,688.97            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         3,328.92      7,172.43            0.00       0.00        837,146.30
M-2         1,478.55      3,185.65            0.00       0.00        371,820.32
M-3         1,478.55      3,185.65            0.00       0.00        371,820.32
B-1           739.27      1,592.82            0.00       0.00        185,910.16
B-2           370.00        797.20            0.00       0.00         93,046.84
B-3           739.33      1,592.95            0.00       0.00        185,924.99

-------------------------------------------------------------------------------
          588,204.93  3,053,937.27            0.00       0.00    140,266,332.54
===============================================================================

















































Run:        04/25/05     12:25:18
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14(POOL #  4718)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4718
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     701.769406   12.267476     1.900625    14.168101   0.000000  689.501929
A-2     701.769405   12.267476     4.532261    16.799737   0.000000  689.501929
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     701.769406   12.267477     0.000000    12.267477   0.000000  689.501929
A-5     701.769406   12.267476     1.900626    14.168102   0.000000  689.501929
A-6     701.769405   12.267476     1.900625    14.168101   0.000000  689.501929
A-P     845.922279    8.380483     0.000000     8.380483   0.000000  837.541796
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     921.834707    4.212978     3.648931     7.861909   0.000000  917.621729
M-2     921.834710    4.212981     3.648939     7.861920   0.000000  917.621729
M-3     921.834710    4.212981     3.648939     7.861920   0.000000  917.621729
B-1     921.834710    4.212981     3.648914     7.861895   0.000000  917.621729
B-2     921.834747    4.213018     3.648915     7.861933   0.000000  917.621729
B-3     921.834720    4.212991     3.648919     7.861910   0.000000  917.621729

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:18                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S14 (POOL #  4718)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4718
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       29,673.99
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,958.90

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     140,266,332.56

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          392

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,813,377.14

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.55645300 %     1.11549800 %    0.32719790 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.53776200 %     1.12698958 %    0.33229630 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,585,600.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,065,200.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.26692621
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              153.90

POOL TRADING FACTOR:                                                69.23310967